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                                                                      EXHIBIT 21



                          SUBSIDIARIES OF THE COMPANY

     The following table sets forth all subsidiaries of Smith International, Inc., other than inactive and insignificant subsidiaries that, considered in the aggregate, would not constitute a significant subsidiary, indicating the percentage of issued and outstanding voting securities beneficially owned by it:


                                                             % of Direct
                                         Where               and Indirect
     Name of Subsidiary                  Incorporated         Ownership
     ----------------------------------------------------------------------

     Smith Internacional,
      S.A. de C.V.                       Mexico                      l00%
     Omega II Insurance Ltd.             Bermuda                     l00%
     S.I. Nederland B.V.                 Netherlands                 l00%
     Smith International
      Acquisition Corp.                  Delaware                    100%
     Smith International
     Australia (Pty) Ltd.                Australia                   l00%
     Smith International
      Canada Ltd.                        Canada                      l00%
     Smith International
      do Brasil Ltda.                    Brazil                      l00%
     Smith International
      Deutschland GmbH                   Germany                     l00%
     Smith International
      Gulf Services Ltd.*                U.A.E.                       49%
     Smith International
      France, S.A.R.L.                   France                      l00%
     Smith International
      Italia, S.p.A.                     Italy                       l00%
     Smith International
      (North Sea) Ltd.                   Scotland                    l00%
     Smith Internacional
      de Venezuela, C.A.                 Venezuela                   l00%
     ----------------------------------------------------------------------


     * Not consolidated; accounted for on the equity method of accounting.

Except as indicated, all of the above subsidiaries are included in the Company's consolidated financial statements.



                                   EXHIBIT 21